EX-99.B-77C

                         UNITED HIGH INCOME FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For     Abstain   Non-Votes*
J. Concannon             57,974,650   1,869,908       0
J. Dillingham            57,977,336   1,867,222       0
D. Gardner               57,905,684   1,938,874       0
L. Graves                57,916,592   1,927,966       0
J. Harroz Jr.            57,907,482   1,937,076       0
J. Hayes                 57,899,583   1,944,975       0
R. Hechler               57,958,897   1,885,661       0
H. Herrmann              57,972,426   1,872,132       0
G. Johnson               57,852,041   1,992,517       0
W. Morgan                57,935,210   1,909,348       0
R. Reimer                57,934,954   1,909,604       0
F. Ross                  57,975,377   1,869,181       0
E. Schwartz              57,968,247   1,876,311       0
K. Tucker                57,967,298   1,877,260       0
F. Vogel                 57,996,599   1,847,959       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            56,903,782      358,312   2,582,464       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            54,289,302    2,559,616   2,948,203     47,437

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            53,949,874    1,794,628   4,052,619     47,437

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            53,170,375    1,732,604   4,940,873       706

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.